Exhibit 99.1

Smart & Final Stores, Inc. Reports Second Quarter 2015 Financial Results

COMMERCE, Calif. (July 22, 2015) –Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS) today reported financial results for the fiscal second quarter ended June 14, 2015.

Second Quarter Highlights:

•                 Net sales increased 9.3% to $905.1 million

•                 Comparable store sales growth of 3.5%

•                 Net income of $11.0 million, or $0.14 per diluted share

•                 Adjusted net income increased 14.2% to $16.9 million, or $0.22 per diluted share

•                 Adjusted EBITDA increased 6.7% to $50.7 million

•                 263 stores at quarter-end, including 111 Smart & Final Extra! stores

“Smart & Final Stores had strong total sales growth of over 9% in the second quarter, led by solid growth in comparable store sales and the contribution from new stores,” said Dave Hirz, President and Chief Executive Officer.  “While our average transaction size was impacted by deflation in a few product categories during the second quarter, gross margin rates remained strong and comparable transaction counts grew in both our Smart & Final and Cash & Carry store banners.  We continued our robust store growth with 13 Extra! format stores opened through the second quarter of 2015.”

Mr. Hirz continued, “As we expand, we have maintained a consistent focus on value – convenience – and quality – themes that continue to resonate with both our household and business customers.  We are on track to deliver our planned store growth for 2015 and advance our exciting merchandising and branding initiatives in the Smart & Final banner, and continue new store growth in the Cash & Carry banner.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Second Quarter Fiscal 2015 Financial Results

Net sales were $905.1 million, a 9.3% increase as compared to $828.1 million in the same period of 2014. Net sales growth was driven by a 3.5% increase in comparable store sales and from the net sales contribution of new stores. The growth in comparable store sales was comprised of approximately a 4.2% increase in comparable transaction count and a 0.6% decrease in comparable average transaction size.

Net sales for Smart & Final banner stores were $687.4 million, a 10.3% increase as compared to $623.1 million in the same period of 2014.  Comparable store sales growth for the Smart & Final banner was 3.2% in the second quarter.

Net sales for Cash & Carry banner stores were $217.8 million, a 6.2% increase as compared to $205.0 million in the same period of 2014.  Comparable store sales growth for the Cash & Carry banner was 4.7% in the second quarter.

Gross margin from operations was $141.6 million, a 10.5% increase as compared to $128.2 million in the same period of 2014. Gross margin rate in the second quarter was 15.6% as compared to 15.5% in the same period of 2014.

Operating and administrative expenses were $114.1 million, a 12.5% increase as compared to $101.5 million in the same period of 2014. This increase was primarily related to higher sales volumes, increased store support costs, additional marketing expense, and public company costs.

Net income was $11.0 million, as compared to $11.1 million in the same period of 2014. Net income per diluted share was $0.14 as compared to $0.19 in the same period of 2014, and reflects an increase of approximately 17.6 million fully diluted shares, including shares issued in the Company’s September 2014 initial public offering.

Adjusted net income was $16.9 million, an increase of 14.2% as compared to $14.8 million for the same period of 2014. Adjusted net income per diluted share was $0.22 as compared to $0.25 in the same period of 2014, and reflects an increase of approximately 17.6 million fully diluted shares, including shares issued in the Company’s September 2014 initial public offering.

Adjusted EBITDA was $50.7 million, an increase of 6.7% as compared to $47.5 million in the same period of 2014.

Fiscal Year-to-date Financial Results

Net sales were $1,727.3 million in the 24 weeks (two fiscal quarters) ended June 14, 2015, an increase of 10.5% as compared to $1,563.1 million in the same period of 2014.  Net sales growth was driven by a 4.8% increase in comparable store sales and from the net sales contribution of new stores.  The growth in comparable store sales was comprised of a 4.2% increase in comparable transaction count and a 0.6% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $1,316.2 million, an 11.1% increase as compared to $1,185.0 million in the same period of 2014. Year-to-date comparable store sales growth for the Smart & Final banner was 4.0%.

Net sales for Cash & Carry banner stores were $411.1 million, an 8.7% increase as compared to $378.0 million in the same period of 2014.  Year-to-date comparable store sales growth for the Cash & Carry banner was 7.2%.

Net income was $15.9 million, an increase of 16.9% as compared to $13.6 million in the same period of 2014. Net income per diluted share was $0.21 as compared to $0.23 for the same period of 2014.

Adjusted net income was $24.6 million, an increase of 26.8% as compared to $19.4 million in the same period of 2014. Adjusted net income per diluted share was $0.32 as compared to $0.33 in the same period of 2014.

Adjusted EBITDA was $85.7 million, an increase of 10.3% as compared to $77.7 million in the same period of 2014.

Growth and Development

During the second quarter of fiscal 2015, the Company opened five new Smart & Final Extra! stores and completed four conversions of legacy Smart & Final stores to the Smart & Final Extra! format, including one store relocation. The Company also relocated one Cash & Carry store. As of June 14, 2015, the Company operated a total of 111 Smart & Final Extra! and 99 legacy Smart & Final stores, and 53 Cash & Carry stores.

Operating Stores at Quarter End (June 14, 2015)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2014	98	103	201	53	254
New stores	9	-	9	-	9
Relocations	1	(1)	-	-	-
Conversions	3	(3)	-	-	-
End of 1st Quarter 2015	111	99	210	53	263

Consistent with prior guidance, during the remainder of fiscal 2015, the Company expects:

•                 In the third quarter - to open six new Smart & Final Extra! stores, complete three conversions of legacy Smart & Final stores to the Extra! format, including one store relocation, and open one new Cash & Carry store.

•                 In the fourth quarter - to open five additional new Smart & Final Extra! stores, complete two additional conversions of legacy Smart & Final stores to the Extra! format, including one store relocation, and open one new Cash & Carry store.

Leverage and Liquidity

At June 14, 2015, the Company’s debt, net of debt discount, was $589.4 million and cash and cash equivalents was $121.4 million.

During the second quarter of fiscal 2015, the Company amended its Term Loan Facility to reduce the interest rate margin over the base rate by 0.50% and to reduce the base rate by 0.25%.  The November 15, 2019 maturity date remained unchanged. The Company expects that the reduced rates will result in lower cash interest costs of $3 to 4 million annually.

In the 24 weeks ended June 14, 2015, the Company generated cash from operations of $71.0 million. The Company invested a net amount of $53.9 million in capital expenditures, primarily related to the development of Extra! format stores, the relocation of one Cash & Carry store, and to improvements of existing assets.

Outlook

The Company is maintaining its previously issued outlook for the 2015 Fiscal Year (ending January 3, 2016):

Fiscal Year Ended January 3, 2016
Net sales growth	11% - 12%
Comparable store sales growth	3.5% - 4.5%
Unit growth (net new stores)	20 Smart & Final Extra! 2 Cash & Carry
Relocations of existing stores	3 Smart & Final 1 Cash & Carry
Conversions of legacy stores to the Extra! format	6 stores
Adjusted EBITDA	$185 - $190 million
Adjusted net income	$51 - $53 million
Adjusted diluted EPS	$0.67- $0.70
Capital expenditures	$135 - $145 million
Basic weighted average shares	73.1 million
Fully diluted weighted average shares	76.6 million

Second Quarter 2015 Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its fiscal second quarter 2015 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 7:30 p.m. Eastern Time, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International) and entering the replay pin number: 13613511.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, August 5, 2015.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (located in Los Angeles), CA, where it was founded over 140 years ago.  As of June 14, 2015, the Company operated 263 grocery and foodservice stores under the “Smart & Final”, “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk Factors,” “Special Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 14, 2015	June 15, 2014	June 14, 2015	June 15, 2014

Net sales	$905,121	$828,071	$1,727,291	$1,563,087
Cost of sales, buying and occupancy	763,538	699,886	1,463,543	1,330,313
Gross margin	141,583	128,185	263,748	232,774

Operating and administrative expenses	114,131	101,491	221,082	193,849
Income from operations	27,452	26,694	42,666	38,925

Interest expense, net	7,676	8,922	15,674	17,758
Loss on early extinguishment of debt	2,192	–	2,192	–
Equity in earnings of joint venture	392	262	907	714
Income before income taxes	17,976	18,034	25,707	21,881

Income tax provision	(6,938)	(6,919)	(9,786)	(8,259)
Net income	$11,038	$11,115	$15,921	$13,622

Net income per share:
Basic	$0.15	$0.19	$0.22	$0.24
Diluted	$0.14	$0.19	$0.21	$0.23

Weighted average shares outstanding:
Basic	73,090,917	57,259,361	73,087,600	57,215,276
Diluted	76,893,066	59,312,773	76,773,674	59,303,031

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Amounts)

	June 14, 2015	December 28, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$121,353	$106,847
Accounts receivable, less allowances of $807 and $787 at June 14, 2015 and December 28, 2014, respectively	21,366	23,666
Inventories	214,566	223,404
Prepaid expenses and other current assets	11,952	26,532
Deferred income taxes	22,419	22,419
Total current assets	391,656	402,868

Property, plant, and equipment:
Land	10,940	11,165
Buildings and improvements	20,441	23,938
Leasehold improvements	201,404	176,114
Fixtures and equipment	232,316	203,473
Construction in progress	12,133	7,344
	477,234	422,034
Less accumulated depreciation and amortization	141,502	115,350
	335,732	306,684

Capitalized software, net of accumulated amortization of $10,936 and $9,486 at June 14, 2015 and December 28, 2014, respectively	11,258	10,403
Other intangible assets, net	323,586	325,289
Goodwill	611,242	611,242
Deferred financing costs, net	4,942	5,894
Equity investment in joint venture	12,205	11,924
Other assets	53,595	54,988
Total assets	$1,744,216	$1,729,292

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$180,289	$184,897
Accrued salaries and wages	24,957	28,582
Accrued expenses	74,624	72,667
Total current liabilities	279,870	286,146

Long-term debt, less current portion and debt discount	589,445	588,117
Deferred income taxes	123,056	125,673
Postretirement and postemployment benefits	125,145	127,004
Other long-term liabilities	90,417	85,144

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 73,763,573 and 73,755,388 at June 14, 2015 and December 28, 2014, respectively	74	74
Additional paid-in capital	494,604	489,550
Retained earnings	47,922	32,001
Accumulated other comprehensive loss	(6,317)	(4,417)
Total stockholders’ equity	536,283	517,208
Total liabilities and stockholders’ equity	$1,744,216	$1,729,292

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twenty-four Weeks Ended
	June 14, 2015	June 15, 2014
Operating activities
Net income	$15,921	$13,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,625	15,659
Amortization	13,159	12,794
Amortization of deferred financing costs and debt discount	1,293	1,534
Share-based compensation	4,903	1,740
Excess tax benefits related to share-based payments	(60)	(730)
Deferred income taxes	(1,878)	(696)
Equity in earnings of joint venture	(907)	(714)
(Gain) loss on disposal of property, plant, and equipment	(26)	32
Asset impairment	513	229
Loss on early extinguishment of debt	2,192	–
Changes in operating assets and liabilities:
Accounts receivable, net	2,300	(2,448)
Inventories, net	8,838	6,182
Prepaid expenses and other assets	14,558	5,312
Accounts payable	(4,608)	11,089
Accrued salaries and wages	(3,625)	(644)
Other accrued liabilities	1,813	2,789
Net cash provided by operating activities	71,011	65,750

Investing activities
Purchases of property, plant, and equipment	(59,350)	(47,478)
Proceeds from disposal of property, plant, and equipment	8,091	20
Investment in capitalized software	(2,674)	(968)
Other	(1,304)	(36)
Net cash used in investing activities	(55,237)	(48,462)

Financing activities
Issuance of common stock	–	79
Proceeds from exercise of stock options	107	450
Payment of minimum withholding taxes on net share settlement of stock option exercise and vested restricted stock	(17)	(2,667)
Fees paid in conjunction with debt financing	(1,204)	(170)
Payments on bank debt	–	(3,600)
Payments of IPO issuance costs	(214)	–
Excess tax benefits related to share-based payments	60	730
Contingent consideration related to acquisition of Smart & Final Holdings Corp.	–	(248)
Net cash used in financing activities	(1,268)	(5,426)

Net increase in cash and cash equivalents	14,506	11,862
Cash and cash equivalents at beginning of period	106,847	53,699
Cash and cash equivalents at end of period	$121,353	$65,561

Cash paid during the period for:
Interest	$11,443	$15,789
Income taxes	$6,252	$5,222

Non-cash investing and financing activities
Software development costs incurred but not paid	$49	$206
Construction in progress costs incurred but not paid	$12,053	$12,047

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended June 14, 2015
Net sales	$687,353	$217,768	$-	$905,121
Cost of sales, distribution and store occupancy	574,217	187,208	2,113	763,538
Operating and administrative expenses	82,399	14,632	17,100	114,131
Income (loss) from operations	$30,737	$15,928	$(19,213)	$27,452

Capital expenditures	$33,183	$2,641	$1,817	$37,641

Twelve Weeks Ended June 15, 2014
Net sales	$623,107	$204,964	$-	$828,071
Cost of sales, distribution and store occupancy	520,907	177,058	1,921	699,886
Operating and administrative expenses	73,373	13,528	14,590	101,491
Income (loss) from operations	$28,827	$14,378	$(16,511)	$26,694

Capital expenditures	$32,865	$253	$1,084	$34,202

Twenty-four Weeks Ended June 14, 2015
Net sales	$1,316,189	$411,102	$-	$1,727,291
Cost of sales, distribution and store occupancy	1,104,837	354,515	4,191	1,463,543
Operating and administrative expenses	160,646	28,519	31,917	221,082
Income (loss) from operations	$50,706	$28,068	$(36,108)	$42,666

Capital expenditures	$54,050	$4,319	$3,655	$62,024

Twenty-four Weeks Ended June 15, 2014
Net sales	$1,185,048	$378,039	$-	$1,563,087
Cost of sales, distribution and store occupancy	999,266	327,331	3,716	1,330,313
Operating and administrative expenses	140,960	25,829	27,060	193,849
Income (loss) from operations	$44,822	$24,879	$(30,776)	$38,925

Capital expenditures	$45,060	$381	$3,005	$48,446

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures, namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA to clarify and enhance understanding of its past performance. The Company defines adjusted net income as net income adjusted for the items set forth in the tables below. The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding. The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the tables below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the twelve-week periods ended June 14, 2015 and June 15, 2014.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 14, 2015	June 15, 2014	June 14, 2015	June 15, 2014
Net income	$11,038	$11,115	$15,921	$13,622
Depreciation and amortization	15,282	14,434	29,783	28,453
Interest expense, net	7,676	8,922	15,674	17,758
Income tax provision	6,938	6,919	9,786	8,259
EBITDA	40,934	41,390	71,164	68,092

Adjustments to EBITDA
Transaction costs (a)	875	470	936	470
Net loss from closed stores and exit costs (b)	1,284	663	1,374	970
Loss from asset dispositions (c)	95	162	503	235
Share-based compensation expense (d)	2,519	1,741	4,903	1,741
Non-cash rent (e)	484	1,394	1,277	2,578
Pre-opening costs (f)	2,277	1,535	3,410	1,976
Loss on extinguishment of debt (g)	2,192	-	2,192	-
Other items (h)	25	145	(45)	1,672
Adjusted EBITDA	$50,685	$47,500	$85,714	$77,734

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 14, 2015	June 15, 2014	June 14, 2015	June 15, 2014
Net income	$11,038	$11,115	$15,921	$13,622
Income tax provision	6,938	6,919	9,786	8,259
Net income before income taxes	17,976	18,034	25,707	21,881

Adjustments to Net Income
Transaction costs (a)	875	470	936	470
Net loss from closed stores and exit costs (b)	1,284	663	1,374	970
Loss from asset dispositions (c)	95	162	503	235
Share-based compensation expense (d)	2,519	1,741	4,903	1,741
Non-cash rent (e)	484	1,394	1,277	2,578
Pre-opening costs (f)	2,277	1,535	3,410	1,976
Loss on extinguishment of debt (g)	2,192	-	2,192	-
Other items (h)	25	145	(45)	1,672
Adjusted income tax provision	(10,833)	(9,356)	(15,638)	(12,105)
Adjusted net income	$16,894	$14,788	$24,619	$19,418

Adjusted Net Income Per Share

Net income per share - basic	$0.15	$0.19	$0.22	$0.24
Per share impact of net income adjustments	0.08	0.07	$0.12	$0.10
Adjusted net income per share - basic	$0.23	$0.26	$0.34	$0.34

Net income per share - diluted	$0.14	$0.19	$0.21	$0.23
Per share impact of net income adjustments	0.08	0.06	$0.11	$0.10
Adjusted net income per share - diluted	$0.22	$0.25	$0.32	$0.33

Weighted average shares - basic	73,090,917	57,259,361	73,087,600	57,215,276
Weighted average shares - fully diluted	76,893,066	59,312,773	76,773,674	59,303,031

(a)  Represents costs primarily associated with the Company’s secondary public offering that were charged to expense in the twelve and twenty-four weeks ended June 14, 2015 and the Company’s initial public offering that were charged to expense in the twelve and twenty-four weeks ended June 15, 2014.

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash gain or loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents loss on the early extinguishment of debt in the twelve weeks ended June 14, 2015 in connection with an amendment to the Company’s Term Loan Facility.

(h)  Represents consulting expenses related to strategic growth initiatives for the twelve and twenty-four weeks ended June 15, 2014.